SCHEDULE 14A

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the registrant  |X|

Filed by a party other than the registrant  |_|


Check the appropriate box:

|_|  Preliminary proxy statement.

|_|  Confidential, for use of the Commission only
     (as permitted by Rule 14a-6(e)(2)).

|X|  Definitive proxy statement.

|_|  Definitive additional materials.

|_|  Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.


                              CNB BANCORP, INC.
               (Name of Registrant as Specified in Its Charter)


   ________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         (1)     Title of each class of security to which transaction applies:

                 _____________________________________________________________

         (2)     Aggregate number of securities to which transaction applies:

                 _____________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 _____________________________________________________________

         (4)     Proposed maximum aggregate value of transaction:

                 _____________________________________________________________

         (5)     Total fee paid:

                 _____________________________________________________________


|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount Previously Paid:

                 _____________________________________________________________

         (2)     Form, Schedule or Registration Statement No.:

                 _____________________________________________________________

         (3)     Filing Party:

                 _____________________________________________________________

         (4)     Date Filed:

                 _____________________________________________________________

                              CNB BANCORP, INC.

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                APRIL 20, 2004


TO THE SHAREHOLDERS OF CNB BANCORP, INC.:

     The Annual Meeting of Shareholders of CNB Bancorp, Inc. will be held at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York on Tuesday, April 20, 2004, at 4:00 p.m. (local time), for the following purposes:

1.   ELECTION OF DIRECTORS - To elect four directors of CNB Bancorp, Inc.;

2. To transact such other business as may properly come before the meeting or any adjournment of it.

     Only shareholders of record at the close of business on March 5, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

                                        By order of the Board of Directors,

                                        /s/ George A. Morgan

                                        George A. Morgan, Vice President
                                        and Secretary


     YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                              CNB BANCORP, INC.

   Principal Office - 10-24 North Main Street, Gloversville, New York 12078


                 --------------------------------------------

                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held April 20, 2004

                 --------------------------------------------


                             GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation, by the Board of Directors of CNB Bancorp, Inc., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Tuesday, April 20, 2004, at the Holiday Inn, 308 North Comrie Avenue, Johnstown, New York 12095. At the Annual Meeting, shareholders of the Company are being asked to consider and vote upon the election of four directors for three-year terms. This proxy statement and the form of proxy are first being sent to shareholders on March 19, 2004. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the meeting will not, in and of itself, constitute revocation of a proxy). Written notices of revoked proxies may be directed to George Morgan, Secretary, CNB Bancorp, Inc., 10-24 North Main Street, P.O. Box 873, Gloversville, New York 12078.

     All shares represented by valid proxies sent to the Company to be voted at the Annual Meeting will be voted if received in time. Each proxy will be voted in accordance with the directions of the shareholder executing such proxy. If no directions are given, proxies will be voted FOR the nominees presented herein.

     Proxies will be solicited by mail. They may also be solicited by directors, officers, and regular employees of the Company and the City National Bank and Trust Company (the "Bank"), a wholly-owned subsidiary of the Company, personally or by telephone, but such persons will receive no additional compensation for such services. The Company will bear all costs of soliciting proxies. In addition the Company will, upon the request of brokers, dealers, banks and voting trustees, and their nominees, who are holders of record of the Company's common stock on the record date, bear their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and Notice of Annual Meeting, to the beneficial owners of such shares.

     As of March 5, 2004, there were 2,227,529 shares of common stock, $2.50 par value, of the Company issued and outstanding. Only holders of such stock at the close of business on March 5, 2004 are entitled to notice of and to vote at the Annual Meeting. Each shareholder of record on that date is entitled to one vote for each share held.

     The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors. The Board of Directors has determined that in light of the general accessibility of the directors in the communities served by the Company, no such process is required. The Board of Directors has adopted the CNB Bancorp, Inc. Code of Ethics and Business Conduct, which you may find on our website at www.citynatlbank.com.

     VOTING PROCEDURES. A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of common stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting.

     In the election of directors (Proposal 1), the four nominees for director who receive the largest number of votes cast "For" will be elected as directors if a quorum is present. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.

     No person is known to the Company to be the beneficial owner of more than five percent of the Company's common stock.

     SHAREHOLDER PROPOSALS FOR THE YEAR 2005 ANNUAL MEETING. In order for shareholder proposals to be eligible for inclusion in the Company's proxy material relating to its 2005 Annual Meeting, they must be directed to the Secretary of the Company and received no later than November 19, 2004.

     Any shareholder who intends to propose any other matter to be acted upon at the 2005 Annual Meeting of Shareholders must inform the Company by February 2, 2005, or if notice is not provided by that date, the persons named in the Company's proxy for the 2005 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2005 Annual Meeting.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     The by-laws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 members and that the total number of directors may be fixed by action of the Board of Directors or the shareholders. The by-laws further provide that the directors shall be divided into three (3) classes as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors. Each class holds office for a term of three years, but only one class comes up for election each year. The Board of Directors has fixed the number of directors at ten. A total of four people have been designated by the Board as nominees for election at this meeting for three-year terms as directors in Class 3, to expire at the Annual Meeting to be held in 2007. Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

     Nominations for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Company in writing not later than the close of business on the thirtieth (30th) day immediately preceding the date of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the Company owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the presiding officer of the meeting.

     All nominees are currently directors of the Company and of the Bank and have been nominated for election to serve for three years or until their successors are elected.

     Neither the Board of Directors, nor its Executive Committee, which functions as its nominating committee, has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organization meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2003, all directors attended the Annual Meeting.

     It is the intention of the persons named in the proxy to vote for the election of the following nominees, all of whom have consented to be named in this Proxy Statement, to serve if elected, and to hold office until their successors are elected and qualified. If any nominee is unavailable for election or declines to serve, the shares may be voted for a substitute nominee. The names of the nominees for election for a term of three years and certain information as to each of them are as follows:



NAME, AGE, OTHER POSITIONS WITH
THE COMPANY, PRINCIPAL OCCUPATION
(PREVIOUS 5 YEARS) AND                                                          NO. OF COMMON SHARES           PERCENT
DIRECTORSHIPS OF OTHER                            DIRECTOR       TERM           BENEFICIALLY OWNED             OF SHARES
PUBLICLY OWNED COMPANIES                          SINCE *        EXPIRES        ON JANUARY 31, 2004            OUTSTANDING
------------------------                         ---------       -------        --------------------           -----------

CLASS 3
-------

George A. Morgan, 61
Vice President and Secretary
of the Company
Executive Vice President,
Cashier and Trust Officer
of the Bank                                        1991           2004                  46,966 (1)                 2.07

Clark D. Subik, 49
President
Superb Leather, Inc.
Leather Merchandiser                               1995           2004                   8,809 (2)                  .40

Deborah H. Rose, 53
Retired Vice President
Hathaway Agency, Inc.
General Insurance                                  1996           2004                   7,242 (3)                  .33

Theodore E. Hoye, III, 55
President
First Credit Corporation
Financing & Insuring of
Manufactured Housing                               1998           2004                  11,814 (4)                  .53


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THESE NOMINEES.

The following named members of the Board of Directors of CNB Bancorp, Inc. will continue in office until the end of their terms:




CLASS 1
-------

William N. Smith, 63
Chairman of the Board,
President and Chief Executive
Officer of the Company and the Bank                1982           2005                  74,775 (5)                 3.25

Brian K. Hanaburgh, 54
Owner
D/B/A McDonald's Restaurants
Fast Food Restaurants                              1994           2005                   2,238 (6)                  .10

Richard D. Ruby, 55
President
Ruby & Quiri, Inc.
Home Furnishings Retailer                          1999           2005                   6,133 (7)                  .28


CLASS 2
-------

John C. Miller, 73
President
John C. Miller, Inc.
Automobile Dealer                                  1971           2006                  75,000                     3.40

Robert L. Maider, 72
Attorney-at-Law
Maider & Smith                                     1981           2006                  12,233 (8)                  .55

Timothy E. Delaney, 41
President
Delaney Construction Corp.
Heavy/Highway Construction                         1999           2006                  10,687 (9)                  .48

--------------------------------

Beneficial Ownership by All
Directors and Executive Officers
as a Group (11 in group)                                                               268,596                    11.40%


*YEAR IN WHICH DIRECTOR WAS FIRST ELECTED TO THE BOARD OF DIRECTORS OF THE COMPANY OR THE BANK.

Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(1) Includes 45,150 shares issuable upon the exercise of exercisable stock options.

(2) Includes 1,060 shares owned jointly with spouse, and 750 shares owned individually by his spouse.

(3)  Includes 530 shares owned jointly with spouse.

(4) Includes 6,999 shares in the name of First Credit Corporation and 4,140 shares in a Money Purchase and Profit Sharing Plan.

(5) Includes 70,236 shares issuable upon the exercise of exercisable stock options.

(6)  Includes 691 shares owned individually by his spouse.

(7) Includes 2,850 shares issuable upon the exercise of exercisable stock options.

(8)  Includes 1,489 shares owned individually by his spouse.

(9) Includes 2,850 shares issuable upon the exercise of exercisable stock options, and 7,413 shares owned jointly with spouse.


     BOARD MEETINGS AND COMMITTEES OF THE BOARD. The Board of Directors of the Company met twelve times during 2003. All members attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they are members.

     The Board of Directors has a standing Executive Committee which performs the functions of a nominating committee. The Executive Committee met four times during 2003. Its members are Messrs. Smith, Chairman; Messrs. Morgan, Ruby and Subik. Messrs. Smith and Morgan are not independent directors per the definition of independent director set forth in Rule 4200 (a)(15) of the National Association of Securities Dealers listing standards. The Executive Committee members perform all of the duties of a nominating committee. The Executive Committee does not have a charter covering its nominating or other functions. While the Board of Directors will consider director candidates recommended by shareholders, it has not actively solicited such recommendations from shareholders nor established any policy for this purpose. The Executive Committee has determined that based upon the Company's size and the accessibility of the directors and executive management to the shareholders, no such policy is presently required.

     The Executive Committee will investigate and assess the background and skills of potential candidates. The Committee currently believes that the existing directors and executive management of the Company and its subsidiaries have significant networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Committee members (individually or as a group), meet the Company's Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

     The Executive Committee has no minimum qualifications for nominees that must be met by a candidate recommended by the Executive Committee for election as a director, other than the qualifications required by the Company's Bylaws. The Company's Bylaws require each director to own at least 400 shares of the Company's common stock, based on a par value of $2.50 per share. The Company's Bylaws provide a mandatory retirement age of 75 for directors. There are no specific qualities or skills that the Executive Committee believes are necessary for directors to possess. However, the Executive Committee and the Board expect from each director honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; business experience in leadership positions; and ties to the Company's geographic markets. Shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Board. Submissions are to be addressed to the Chairman of the Board at the Company's executive offices. The Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31 of each year for consideration in regard to the next annual meeting of shareholders. The Committee is not obligated to recommend to the Board, nor the Board to nominate any such individual for election. No such shareholder recommendations of candidates for director have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

     The Board of Directors has a standing Audit Committee that is an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee serves in a dual capacity as the standing Audit Committee of the Board of Directors of the Company and the Bank. This Committee met eight times in 2003. Its members are Ms. Rose, Chairperson; Messrs. Delaney, Hanaburgh and Subik. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Company's financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Company's internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Annex A. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the exception of Ms. Rose. The Board of Directors has determined Ms. Rose not to be independent because she received $1,866 in consulting fees from Hathaway Agency, Inc. a subsidiary of the Company, in 2003. Because of the quality of Ms. Rose's work as Chairperson of this Committee and the nominal amount of the consulting fees paid Ms. Rose, the Board of Directors desired that Ms. Rose continue as a member of the Audit Committee. Ms. Rose will receive no consulting fees in 2004, and presently has no relationship with the Company that would impair her independence. The report of the Audit Committee for 2003 appears under the caption "Report of the Audit Committee".

     The Compensation Committee of the Board of Directors of the Bank functions as the standing Compensation Committee of the Board of Directors of the Company. This Committee met once in 2003. Its members are Messrs. Hoye, Chairman; Delaney and Miller. The Committee reviews the salaries and other forms of compensation of the key executive officers of the Company and the Bank, reviews salary policies and general salary administration throughout the Bank and recommends to the Board of Directors profit sharing contributions to be made to the Employee Profit Sharing Plan.


                        REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors (the
"Committee") is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers listing standards, with the exception of Ms. Rose, and operates under a written charter adopted by the Board of Directors which is attached as Annex A.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee also appointed the independent auditors.


                                                              AUDIT COMMITTEE

                                                 Deborah H. Rose, Chairperson
                                                           Timothy E. Delaney
                                                           Brian K. Hanaburgh
                                                               Clark D. Subik




                        PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by the Company's principal accounting firm, KPMG LLP.

                                                   December 31,

                                              2003                 2002

     Audit Fees                           $ 92,000             $ 91,300
     Audit-Related Fees (1)               $      -             $  3,500
     Tax Fees (2)                         $ 23,405             $ 38,145
     All Other Fees (3) (4)               $ 21,500             $ 31,422


----------

(1) Audit related fees consisted of fees for an audit of City National Bank & Trust Company's collateral maintenance levels as required by the Federal Home Loan Bank of New York.

(2) Tax fees consisted of fees for tax consultation and tax compliance services.

(3) All other fees consisted of fees for permitted non-audit services related to the Company's information technology.

(4) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.


     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by KPMG LLP pursuant to these exceptions.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company assists executive officers and directors in filing the required reports and, to its knowledge during the year 2003, all filing requirements applicable to officers and directors were met.

     SELECTION OF AUDITORS. KPMG has served the Company as its independent auditors for over twenty-five years. Selection of auditors for the current year will be made by the Audit Committee at its meeting scheduled for March 22, 2004. We anticipate that KPMG will be selected. We expect representatives of KPMG to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.

     EXECUTIVE OFFICERS COMPENSATION. The following Summary Compensation Table shows the annual and long-term compensation for the last three fiscal years for the Company's Chief Executive Officer, and for the Company's Vice President and Secretary; the only executive officers of the Company, or the Bank, whose total salaries and bonuses exceeded $100,000 in 2003.


                                            SUMMARY COMPENSATION TABLE


                                                                                       LONG-TERM
                                                ANNUAL COMPENSATION                    COMPENSATION
                                         -----------------------------------           ------------
                                                                                       SECURITIES
NAME AND                                                                               UNDERLYING           ALL OTHER
PRINCIPAL POSITION                       YEAR         SALARY         BONUS             OPTIONS (#)       COMPENSATION <F1>
--------------------------------------------------------------------------------------------------------------------------

William N. Smith, Chairman               2003         $244,400       $24,400               7,500             $18,312
of the Board, President and              2002         $231,800       $37,880               7,500             $18,065
Chief Executive Officer of               2001         $215,500       $31,240              10,000             $17,705
the Company and the Bank

George A. Morgan                         2003         $162,240       $17,240               5,000             $12,290
Vice President and                       2002         $156,800       $23,880               5,000             $12,375
Secretary of the Company                 2001         $146,800       $19,520               6,700             $12,112
and Executive Vice-President,
Cashier and Trust Officer
of the Bank


<F1> The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (a) contributions by the Company to its profit-sharing plan: Mr. Smith, $16,743: and Mr. Morgan, $11,585, and (b) the economic benefit of life insurance coverage provided for the executive officers: for the benefit of Mr. Smith, $1,569: for the benefit of Mr. Morgan, $705.




     The following table provides information on grants of stock options in 2003 to the named executives.


                                         OPTION GRANTS IN LAST FISCAL YEAR


                          NUMBER OF         PERCENT OF
                          SECURITIES        TOTAL OPTIONS
                          UNDERLYING        GRANTED TO          EXERCISE
                          OPTIONS           EMPLOYEES IN        OR BASE            EXPIRATION      GRANT DATE
NAME                      GRANTED (#)       FISCAL YEAR         PRICE ($/SH)       DATE            PRESENT VALUE ($) <F1>
-------------------------------------------------------------------------------------------------------------------------

William N. Smith            7,500            17.94%               $25.75           06/30/13             $21,300

George A. Morgan            5,000            11.96%               $25.75           06/30/13             $14,200


<F1> The grant date present value is estimated by using the Black-Scholes option pricing model with the following weighted average assumptions: the expected life of the options was estimated to be five years, dividend yield of 2.84%, expected volatility 15.7%, and risk free interest rate of 2.27%. Based on the above assumptions, the Company has estimated that the per share fair value of the options granted was $2.84.



     The following table sets forth the options exercised in 2003 and the December 31, 2003 unexercised value of both vested and unvested options for the named executives.


                          AGGREGATE OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES


                                                                                                  VALUE OF
                                                                      NUMBER OF SECURITIES        UNEXERCISED
                                                                      UNDERLYING                  IN-THE-MONEY
                                                                      UNEXERCISED OPTIONS         OPTIONS
                                                                      AT 12/31/03(#)              AT 12/31/03 ($)
                            SHARES                                    -------------               ------------------
                            ACQUIRED ON         VALUE                 EXERCISABLE/                EXERCISABLE/
NAME                        EXERCISE (#)        REALIZED ($)          UNEXERCISABLE               UNEXERCISABLE <F1>
--------------------------------------------------------------------------------------------------------------------

William N. Smith               2,419              $11,986             70,236/13,125               $35,630/$0

George A. Morgan               1,916              $ 9,494             45,150/ 8,750               $20,265/$0


<F1> Value is based on the difference between the fair market value of the securities underlining the options and the exercise price of the options at December 31, 2003. The actual amount, if any, realized upon the exercise of stock options will depend upon the market value of the Company's common stock relative to the exercise price per share of the optioned stock at the time the stock option is exercised.




EMPLOYMENT ARRANGEMENTS. The Company and the Bank have entered into agreements with William N. Smith and George A. Morgan which provide that if a "change of control" of the Company or the Bank should occur, Mr. Smith and Mr. Morgan will be entitled to continued employment by the Company and the Bank for a minimum of five years following the "change of control" with the same position and duties held at the time of a "change of control" and at salaries which are no less than those in effect at the time the "change of control" occurs. If, within five years of a "change of control," the Company or the Bank should terminate Mr. Smith's or Mr. Morgan's employment for reasons other than "cause" or disability or if Mr. Smith or Mr. Morgan should resign for "good reason" he would be entitled to a lump sum termination payment equal to three times his annual compensation plus, if applicable, a grossed up amount so that the after tax amount is equal to any excise tax imposed on such termination payment pursuant to Internal Revenue Code Section 4999.

COMPENSATION OF DIRECTORS. At present, directors of the Company are not compensated in any way for their services. The directors of the Bank are the same individuals who are directors of the Company. Directors of the Bank are compensated for all services as directors as follows: for attending regular and special meetings of the Board, $800 for each meeting attended, and for service as members of Committees, except salaried officers, $350 for each meeting attended. In addition to the foregoing, the Chairman of the Audit Committee receives an annual fee of $1,000, payable quarterly.

                        COMPENSATION PURSUANT TO PLANS

     RETIREMENT PLANS - The following table shows the estimated annual benefits payable upon retirement under the pension plans of the Bank based on specific compensation and years of service classifications.


           ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED

HIGHEST 5-YEAR AVERAGE        20 YEARS          30 YEARS          40 YEARS
BASE COMPENSATION             SERVICE           SERVICE           SERVICE

$ 50,000                       13,191            19,787            26,209
 100,000                       30,691            46,037            59,959
 150,000                       48,191            72,287            93,709
 200,000                       65,691            98,537           127,459
 250,000                       83,191           124,787           161,209
 300,000                      100,691           151,037           194,959


     The Bank has a non-contributory defined benefit retirement plan by participation in the New York State Bankers Retirement System. This Plan covers all employees of the Bank age 21 years, and less than 65 years, with more than one year of service who complete 1,000 or more hours of service during the year. Benefits are based on the number of years of service and salary at retirement. An employee becomes fully vested in the Plan after five years of service. The amount of contributions, payment, or accrual, in respect to a specified person, is not and cannot readily be separately or individually calculated by the actuaries of the Plan. During 2003, the aggregate amount expensed for retirement contributions to the Plan equaled approximately 12.65% of the total covered remuneration paid to participants in the Plan. In addition, the Bank has entered into an Agreement with William
N. Smith whereby the Bank has agreed to pay Mr. Smith a supplemental retirement benefit equivalent to the excess of the benefit he would receive under the Plan if the compensation limitations provided by Section 401(a)(17) of the Internal Revenue Code did not exist over his Plan benefit. The Agreement also provides that, for purposes of computing the supplemental benefit payable to Mr. Smith, he will receive credit for an additional ten years of service beyond his actual service with the Bank and the Company. Mr. Smith's supplemental retirement benefit under this Agreement is only payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank has purchased a life insurance policy on Mr. Smith's life so that it will have funds available to satisfy its obligations under this Agreement. This life insurance is held in a so-called "Rabbi" trust but is available to the creditors of the Bank. Under the Plan, as supplemented by the Agreement, each participant who retires at age 65 is entitled to receive an annual retirement income for life equal to 1.75% of the average of the highest consecutive five years of compensation during his or her career (average compensation) times creditable service up to 35 years, plus 1.25% of the average compensation times creditable service in excess of 35 years (up to five such years), less ..49% of the final three year average compensation (limited to covered compensation, which is defined as the average of the individual's last 35 years of taxable social security wage base), times creditable service up to 35 years. Estimated annual benefits to individual employees for the years of service indicated, exclusive of social security benefits, are shown in the preceding table. (The Plan and the Agreement contain provisions for optional benefits of equivalent actuarial value which may be elected by the employee.) As of December 31, 2003, William N. Smith had 28 years of credited service with the Bank and George A. Morgan had 36 years.

     PROFIT SHARING PLANS - The Bank has a deferred profit sharing plan. At present, the profit sharing plan provides for annual contributions, if any, by the Bank, at the discretion of the Board of Directors. Employees are eligible to participate in the profit sharing plan after completing one year of service with the Bank and having reached age 21 years. Contributions on behalf of participating employees are allocated to participants' shares in proportion to their annual compensation. Amounts expensed for deferred profit sharing plan contributions are included in the above summary compensation table. Participants are fully vested over a six year period. Contributions are invested and administered by the Bank as sole trustee and administrator. In addition, the Agreement between William N. Smith and the Bank provides that Mr. Smith will receive credit in an account maintained on the books of the Bank for an amount equal to the difference between the amount actually credited to Mr. Smith's account under the profit sharing plan and the contribution he would have received without regard to the compensation limitations of Section 401(a)(17) of the Internal Revenue Code. The balance in Mr. Smith's supplemental profit sharing account is payable on his termination of employment on or after his normal retirement date, his earlier death or disability or if his employment terminates within four years of a change in control of the Company or the Bank. The Bank is contributing money to the "Rabbi" trust previously referred to so that it will have funds available to satisfy its obligation under the Agreement to pay Mr. Smith supplemental profit sharing benefits.

     DIRECTOR FEES PLAN - The Bank has a deferred fees plan for directors. This plan allows directors the election to defer the receipt of meeting fees to a future date. Deferred fees are credited, together with interest accruing thereon, to a separate liability account. Interest is credited annually at a rate of twenty-five basis points above the six month Treasury Bill average discounted rate for the year. The balance of any account is payable to the director, or to his designated beneficiaries, in a lump sum or in up to ten annual installments, at the election of the director. Payments begin on a date specified by the director or upon his termination as a director of the Bank, whichever is applicable.

     LONG-TERM INCENTIVE COMPENSATION PLAN - The Company and its shareholders have adopted a Long-Term Incentive Compensation Plan. A total of 225,000 shares have been reserved for issuance under the Long-Term Incentive Compensation Plan, subject to adjustment if the Company's capitalization changes as a result of a stock split, stock dividend, recapitalization, merger or similar event. As of December 31, 2003, 183,200 shares of the Company's common stock remain available for awards under the plan. The plan provides for the award of stock options, stock or restricted stock to any Company or Bank directors, officers, other key employees and consultants designated by a committee of the Company's Board consisting of outside directors, which administers the plan. The committee's authority includes the power to (a) determine who will receive awards under the plan, (b) establish terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), (c) determine the amount and form of awards, (d) interpret the plan and terms of awards, and (e) adopt rules for administration of the plan. The only awards made under the plan to date are awards of stock options.

     Stock options awarded under the plan have terms of up to 10 years and may be nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or "incentive" stock options. Nonqualified stock options may be granted to any eligible plan participant, but incentive stock options may be granted solely to employees of the Bank. All stock option awards made to date are incentive stock options. The exercise price of incentive stock options may not be less than the fair market value of the Company's common stock on the date of grant, which under the terms of the plan means the average of the bid and asked prices or the fair market value determined by the Company's Board if bid and asked prices are not available. The plan does not require that the exercise price of nonqualified stock options be at least equal to the fair market value on the grant date, but the exercise price of awards made to date is the fair market value on the date of grant.

     An option holder whose service terminates generally has one year after termination within which he may exercise options, forfeiting any options not exercised by the end of one year from termination. An option holder whose service is terminated for cause forfeits all unexercised stock options.


           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW AND PHILOSOPHY. The Board of Directors of the Company has established a Compensation Committee. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. There are no interlocking relationships between any members of the Compensation Committee.

     Pursuant to authority delegated by the Board, the Compensation
Committee annually recommends to the Board the compensation to be paid to the Chief Executive Officer and each other executive officer. The Compensation Committee also recommends to the Board the structure of, and monitors all contracts with executive officers which include the employment agreements with Messrs. Smith and Morgan. The Board of Directors annually determines the compensation to be paid Messrs. Smith and Morgan and other executive officers. Messrs. Smith and Morgan are not present during, and do not participate in any Board discussions or decisions regarding their compensation. Compensation decisions with respect to executive officers are based upon the factors discussed below, rather than any obligation set forth in such contracts.


         The Compensation Committee gathers comparative compensation data from independent sources, including the Independent Bankers Association of New York, and has attempted to develop a strategy which links pay to performance.

     The objectives of Company's executive compensation program are to:

     o    Support the achievement of desired goals of the Company.

     o Provide compensation that will attract and retain superior talent and reward performance.

     o Align the executive officers' interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.

     COMPENSATION MATTERS IN 2003. During 2003 the Compensation Committee increased the levels of base salary of the Chief Executive Officer and certain other Executive Officers. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size and operations.

     Annual cash bonuses were paid to the Chief Executive Officer and other Executive Officers for the year 2003, based upon the Compensation Committee's qualitative assessment of the individual's performance and that of the Company, rather than any discrete performance measures.

     EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, longer-term incentive compensation in the form of stock options and various benefits.

     BASE SALARY. Base salary levels for the Company's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience, and performance, the Company's performance and specific issues particular to the Company.

     ANNUAL INCENTIVE COMPENSATION. The Company provides direct financial incentives in the form of an annual cash bonus to executives to achieve the Company's annual goals. The amount distributed to each Executive Officer is based on his or her base salary and is weighted to reflect the individual's ability to affect the performance of the Company, with the Chief Executive Officer having the largest weighting.

     LONG-TERM INCENTIVES. Stock options awarded in 2003 under the Stock Option Plan constitute the Company's long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in the Company's common shares.

     Stock options awarded executive officers in 2003 were granted at an option price equal to the fair market value of the Company's common shares on the date of grant, have ten-year terms and have exercise restrictions that lapse ratably over a four-year period. Awards are made at levels considered to be competitive within the banking industry.

     BENEFITS. The Company provides medical benefits to its executive officers that are generally available to all fulltime Company employees.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary of Mr. Smith, the Company's President, was increased to $244,400, effective January 1, 2003, based upon the Compensation Committee's review of surveys of other banking companies, as described above, and its determination that such amount would represent a competitive base salary. Mr. Smith received a total of 7,500 stock options in 2003.

     In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, the Company intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

                                                       COMPENSATION COMMITTEE

                                               Theodore E. Hoye III, Chairman
                                                           Timothy E. Delaney
                                                               John C. Miller


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. In 2003 the members of the Compensation Committee were Theodore E. Hoye III, Chairman, Timothy E. Delaney and John C. Miller. Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During 2003, the Bank purchased installment loan contracts from First Credit Corporation of New York, Inc. and paid it $429,327 in servicing fees. First Credit Corporation of New York, Inc. engages in the business of developing and servicing retail sales and installment loan contracts for the manufactured housing industry with various lending institutions. Mr. Hoye, a director of the Company, owns and operates First Credit Corporation of New York, Inc. During the past year, certain other directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with the Bank. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.

     RELATED PARTY TRANSACTIONS. Directors and executive officers of the Company and their associates were customers of, or had transactions with, the Company or the Bank or other subsidiaries in the ordinary course of business during 2003. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

     During 2003, the Bank purchased installment loan contracts from First Credit Corporation of New York, Inc. and paid it $429,327 in servicing fees. Mr. Hoye, as described above, owns and operates First Credit Corporation of New York, Inc.

     Robert L. Maider, who is a member of the Board of Directors, is a partner of the law firm of Maider & Smith, which the Bank has retained in the past and proposes to retain in the current fiscal year. During 2003, the Bank made payments to this firm for services in the amount of $25,711.

     Each of these transactions and relationships was entered into on an arms' length basis. Management of the Company believes that all amounts paid by the Company or the Bank in those transactions have been at competitive rates or prices.

                              PERFORMANCE GRAPH

     PERFORMANCE GRAPH. The following line graph presentation compares the five-year cumulative total shareholder return on CNB Bancorp, Inc.'s common stock against the cumulative total return of the Standard & Poor's 500 Index and the Keefe, Bruyette & Woods, Inc. 50 Bank Index (KBW 50). The graph assumes that $100 was invested on December 31, 1998 and includes both price change and reinvestment of cash dividends. Graph points are as of December 31 of each year.

     The KBW 50 Index is made up of fifty of the nation's most important banking companies, including both money center and major regional banks, and is considered to be representative of the price performance of the nation's largest banks. It should be kept in mind that, by design, the KBW 50 Index does not reflect the price or total return performance of smaller banking companies.


                                   [GRAPH]




                                                            CUMULATIVE TOTAL RETURN
                                                                 PERIOD ENDING
                               -----------------------------------------------------------------------------------
INDEX                          12/98           12/99           12/00           12/01          12/02         12/03
------------------------------------------------------------------------------------------------------------------

CNB Bancorp, Inc.              100.00          106.80          112.96          124.82         111.08        110.44
S&P 500                        100.00          121.04          110.02           96.95          75.52         97.18
KBW 50                         100.00           96.23          115.51          110.74         102.95        138.01


     OTHER MATTERS. As of the date of this Proxy Statement, the Board of Directors does not know of any matter other than as indicated above that will come before the meeting. In the event that any other matter properly comes before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment on such matters.

     A COPY OF FORM 10K (ANNUAL REPORT) FOR 2003, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY, IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE BY WRITTEN REQUEST TO GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY, CNB BANCORP, INC. 10-24 NORTH MAIN STREET, P.O. BOX 873, GLOVERSVILLE, NY 12078.




                        ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for its fiscal year ended December 31, 2003 accompanies the Proxy Statement but is not part of our proxy soliciting material. You may obtain additional copies of our Annual Report by requesting them from George A. Morgan, the Company's Secretary.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING IN PERSON.

                                                                      ANNEX A

                              CNB BANCORP, INC.
                           AUDIT COMMITTEE CHARTER

                             STATEMENT OF POLICY

The purpose of the audit committee is to oversee the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements. The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Corporation to governmental agencies or the general public, the Corporation's system of internal controls and the effectiveness of its control structure, the Corporation's compliance with designated laws and regulations, and the Corporation's accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:

     o Serve as an independent and objective party to oversee the Corporation's accounting and financial reporting processes, internal control system, and the audits of the Corporation's financial statements.

     o Review and evaluate the audit procedures and results of the Corporation's independent auditor and internal audit function.

     o    Approve, engage and terminate the independent auditor.

     o Review and evaluate the independent auditor's qualifications, performance and independence.

     o Review, evaluate and approve any non-audit services the independent auditor may perform for the Corporation and disclose such approved non-audit services in periodic reports to shareholders.

     o Maintain free and open means of communication between the board of directors, the independent auditor, the internal auditor, and the management of the Corporation.

     o Maintain free and open means of communication between employees and the audit committee for the processing of complaints received by the Corporation regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

     o At least annually, review and if necessary or appropriate, update this charter for consideration by the board of directors and perform an evaluation of the audit committee performance and function.

                                 ORGANIZATION

The members of the audit committee shall be appointed by the board of directors and may be removed by the board of directors. The audit committee may consult or retain its own independent legal, accounting or other advisors and shall determine the degree of independence from the Corporation required of those advisors. The audit committee shall meet at least four times per year and will report directly to the full board any issues that arise with respect to the quality and integrity of the Corporation's general financial performance and reporting and regulatory compliance. The audit committee may also meet periodically by itself to discuss matters it determines require private audit committee or board of directors' attention. Further, the audit committee shall meet separately with management, with the internal auditor and with the independent auditor. There will be at least three members of the audit committee. A majority of the members of the audit committee shall be a quorum to transact business.


                RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

The audit committee shall have the funding, resources and authority to discharge its duties and responsibilities without seeking the approval of the board of directors or management of the Corporation, including (1) the authority, funding and resources to compensate the independent auditor engaged by the audit committee for the purpose of preparing or issuing the audit report and performing other audit, review and attest services for the Corporation, (2) the authority, funding and resources to select, retain, terminate and approve the fees and other terms of engagement of, special or independent counsel, accountants and other advisors as deemed appropriate by the audit committee, and (3) the authority to pay all its ordinary administrative expenses incurred in carrying out its duties and responsibilities.


                                QUALIFICATIONS

The audit committee shall be composed of independent directors, unless otherwise determined by the board of directors. The members of the audit committee, as determined by the board of directors, shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.


                             INDEPENDENT AUDITORS

The independent auditor shall be engaged by and accountable to the audit committee. The independent auditor will report directly to the audit committee. The audit committee shall have the sole authority to engage, compensate, evaluate and terminate the independent auditor, to review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and to take appropriate action to ensure the continuing independence of the auditor. The audit committee shall pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor. The audit committee shall also set clear policies and standards relating to the Corporation's hiring of employees or former employees of the independent auditor to ensure continued independence throughout the engagement of the independent auditor.

The audit committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee shall engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and be responsible for taking appropriate action to oversee the independence of the independent auditor. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor's report, the audit committee shall evaluate the auditor's qualifications, performance and independence. The audit committee shall consider the opinions of management and the director of audit in making such evaluation.

As required by law, the audit committee shall confirm the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.

The independent auditor shall ascertain that the audit committee is made aware of and timely report to the audit committee all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.

The audit committee will have complete oversight of the work done by the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, including resolution of any disagreement between management and the independent auditor regarding financial reporting.


                                INTERNAL AUDIT

The internal auditor of the Corporation shall directly report to the chairman of the audit committee, with administrative oversight provided by an appropriate executive officer of the Corporation. The audit committee will oversee the internal audit function and determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Corporation and its affiliates.


                             COMPLAINT PROCEDURES

The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation and its subsidiaries regarding questionable accounting or auditing matters.

                        FINANCIAL REPORTING OVERSIGHT

In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:

     o Review and discuss the annual audited financial statements, footnotes and related disclosures included in the Corporation's annual report to shareholders and its annual report on Form 10-K with financial management, the independent auditor, and the internal auditor prior to the release and filing of such documents. Review with the independent auditor the results of its annual examination of the financial statements, including their report thereon, and determine its satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.

     o The Chair of the audit committee will discuss the quarterly financial results and information with financial management, the independent auditor, and the internal auditor to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditor.

     o Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earnings guidance that is provided.

     o Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Corporation.

     o Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the internal auditor, the independent auditor, the chief financial officer and the chief executive officer.

     o Prepare, review and approve the annual proxy statement disclosure regarding the activities and report of the audit committee for the year.

                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

                              CNB BANCORP, INC.

                  PROXY FOR ANNUAL MEETING - APRIL 20, 2004

KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of CNB BANCORP, INC., do hereby nominate, constitute and appoint, Timothy E. Delaney, John C. Miller and Frank E. Perrella, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place, and stead to vote all the common stock of said Company, standing in my name on its books at the Annual Meeting of its Shareholders to be held at the HOLIDAY INN, 308 NORTH COMRIE AVENUE, JOHNSTOWN, NY on April 20, 2004 at 4:00 p.m., or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF EACH OF THE NOMINEES LISTED BELOW.


     1. ELECTION OF DIRECTORS - To elect George A. Morgan, Clark D. Subik, Deborah H. Rose and Theodore E. Hoye III to serve as Directors of the Company for a period of three years.


                                                           CHECK ONE BOX ONLY

                                                              For
                                                              All
                                                         Nominees       |___|


                            Withhold Authority as to All Nominees       |___|

                             For All Nominees Except Those Listed
                          in the Space Provided Immediately Below       |___|


-----------------------------------------------------------------------------


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

In their discretion, the proxies are authorized to vote in their judgment upon such other business as properly may come before the meeting or any adjournment thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Date this Proxy. Sign your name. Each shareholder must sign. If you hold your shares as a Trustee, Guardian, Custodian or otherwise, indicate such fiduciary capacity after your signature.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


                                   Dated: _____________________________, 2004

                                          _____________________________ (L.S.)

                                          _____________________________ (L.S.)


When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

ALL JOINT OWNERS MUST SIGN.